                               CONSENT OF COUNSEL

                             AIM FLOATING RATE FUND



                  We hereby consent to the use of our name and to the reference to our firm under the caption "Other Information - Legal Matters" in the Statement of Additional Information for AIM Floating Rate Fund, which is included in Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-72419), and Amendment No. 17 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-09797), on Form N-2 of AIM Floating Rate Fund.




                                    /s/  Ballard Spahr Andrews & Ingersoll, LLP
                                    --------------------------------------------
                                    Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
April 27, 2004